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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated October 2, 2001 (except for Note 23, as to which the date is April 1, 2002), included in the Annual Report on Form 10-K of Blue Rhino Corporation for the year ended July 31, 2001, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A and we consent to the incorporation by reference of said report into the following:

         Form S-8 (No. 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors;

         Form S-8 (No. 333-60366) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors, as amended;

         Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

         Form S-8 (No. 333-80911) pertaining to the Company's 1998 Stock Incentive Plan;

         Form S-8 (No. 333-60368) pertaining to the Company's 1998 Stock Incentive Plan, as amended; and

         Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan.


/s/ ERNST & YOUNG LLP


Greensboro, North Carolina
April 3, 2002